Exhibit 10.42

AGREEMENT RE DISTRIBUTIONS

THIS AGREEMENT REGARDING DISTRIBUTIONS is made and entered into this 30th day of June, 2016, among Kaufman, Rossin & Co., a Florida professional association with offices at 2699 South Bayshore Drive, Miami, Florida 33133, (“Accounting Firm”), Infinite Conferencing Partners, LLC, a Florida limited liability company with offices at  2005 Merrick Road Suite 243, Merrick, New York 11566 (the “Company”) and Infinite Conferencing, Inc., a Florida corporation with offices at 100 Morris Avenue, Suite 302, Springfield, New Jersey 07081 (“ICI”).

RECITALS

A.   The Accounting Firm and the Company are parties to that certain Agreement for Professional Engagement dated as of December 16, 2015 (the “Engagement Agreement”);

B.    ICI and the Company are parties to that certain Amended and Restated Management Services Agreement dated of even date herewith, attached hereto as Exhibit A (the “Management Services Agreement”); and

C.    Both the Management Services Agreement and the Engagement Agreement provide for the Accounting Firm to account for revenues with respect to the Company’s operations in a Segregated Account, as such terms is defined in the Management Services Agreement and pay from such revenues amounts owed to the owners of the Company and to ICI.

NOW THEREFORE, in consideration of the mutual covenants herein contained and the foregoing recitals, which are hereby made part of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Collection of Revenues.  The parties hereto agree that all the revenues of the Company shall be collected into the Segregated Account (as defined in the Management Services Agreement) in accordance with the terms of the Management Services Agreement until it terminates (and thereafter in accordance with instructions from the Company).  Notwithstanding the foregoing, those obligations under the Management Services Agreement which survive the termination thereof shall remain in full force and effect.

2.   Distributions.  The Accounting Firm shall distribute the funds held in the Segregated Account to ICI and the Company’s members in accordance with the terms of the Management Services Agreement until it terminates (and thereafter in accordance with instructions from the Company). Notwithstanding the foregoing, those obligations under the Management Services Agreement which survive the termination thereof shall remain in full force and effect.  Notwithstanding the foregoing, the Accounting Firm has the right to deduct its fees, which fees may not be changed without the consent of the parties hereto, pursuant to the Engagement Agreement and to distribute any and all legal fees or other relevant expenses, as agreed upon among the parties hereto.

3.   Strict Compliance with Management Services Agreement.  Except as set forth in Section 2 hereof, the Accounting Firm shall not distribute any funds held in the Segregated Account other than in accordance with the Management Services Agreement, except upon joint written instructions executed by both ICI and the Company.

4.   Amendments.  No amendment or modifications of any term, provision or condition of this Agreement will be effective, unless in writing and executed by all parties hereto.

[Signature Page to Follow]

IN WITNESS HEREOF, the parties have executed this Agreement as of the day and year above written.

“Accounting Firm”

Kaufman, Rossin & Co., a Florida professional association

By: /s/ Todd Kesterson
Name: Todd Kesterson
Title: Director

“Company”

Infinite Conferencing Partners, LLC, a Florida limited liability company

By: /s/ Jeffrey Miller
Name: Jeffrey Miller
Title: Managing Partner

“ICI”

Infinite Conferencing, Inc., a Florida corporation

By: /s/ Randy S. Selman
Name: Randy S. Selman
Title: Chief Executive Officer

EXHIBIT A

MANAGEMENT SERVICES AGREEMENT

[Confidential Information Redacted]

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